EX-77.(O)

                  Transactions Effected Pursuant to Rule 10f-3

-----------------------------------------------------------------------------------------------------------------
Fund                        Issuer            Date of         Broker/Dealer From         Affiliated/Principal
                                              Purchase        Whom Purchased             Underwriter or Syndicate
-----------------------------------------------------------------------------------------------------------------
ING American Century        Allied World      7/11/2006       Goldman Sachs              JP Morgan Securities
Small Cap Value Portfolio   Assurance Co
                            Holdings Ltd
-----------------------------------------------------------------------------------------------------------------
ING UBS U.S. Small Cap      Mindray Medical   9/26/2006       Goldman Sachs              UBS Investment Bank
Portfolio
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
ING Van Kampen Equity and   Ford Motor        12/6/2006       Citigroup/Salomon Smith    Morgan Stanley
Income Portfolio            Company Sr.                       Barney
                            Note
                            Convertible
                            Bond Due 2036
-----------------------------------------------------------------------------------------------------------------
ING Van Kampen Equity and   Beckman Coulter   12/12/2006      Banc of America            Morgan Stanley
Income Portfolio            Convertible Sr.                   Securities
                            Note Due 2036
-----------------------------------------------------------------------------------------------------------------
ING American Century        Claymont Steel    12/19/2006      Jefferies & Company, Inc.  Morgan Joseph
Small-Mid Cap Value         Holdings, Inc.
Portfolio
-----------------------------------------------------------------------------------------------------------------